                                                                      EXHIBIT 24

                                POWER OF ATTORNEY
                         DIRECTORS OF LNB BANCORP, INC.

         Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Terry M. White his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of LNB Bancorp, Inc., an Ohio corporation (the "Company"), to a Registration Statement on Form S-8 registering under the Securities Act of 1933, common shares (and associated rights to purchase shares of Series A Preferred Stock) to be offered and sold under Option Agreements between the Company and Gary C. Smith dated March 11, 1999, December 15, 2000 and December 14, 2001, respectively, and an Option Agreement between the Company and Kevin W. Nelson dated February 13, 2000, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Lorain, Ohio, this 4th day of May, 2004.

/s/  Daniel P. Batista                               Director
-------------------------------------
Daniel P. Batista

/s/  Robert M. Campana                               Director
-------------------------------------
Robert M. Campana

/s/  Terry D. Goode                                  Director
-------------------------------------
Terry D. Goode

/s/  James R. Herrick                                Director
-------------------------------------
James R. Herrick

/s/  David M. Koethe                                 Director
-------------------------------------
David M. Koethe

/s/  Benjamin G. Norton                              Director
-------------------------------------
Benjamin G. Norton

/s/  Stanley G. Pijor                                Chairman of the Board
-------------------------------------                and Director
Stanley G. Pijor

/s/  Jeffrey F. Riddell                              Director
-------------------------------------
Jeffrey F. Riddell

/s/  Eugene M. Sofranko                              Director
-------------------------------------
Eugene M. Sofranko